For     the    fiscal    year    ended:    9/30/99
Series 1
File number: 811-7343
                         SUB-ITEM 77-0

                           EXHIBITS

          Transactions Effected Pursuant  to  Rule
10f-3

Ia.

1.   Name of Issuer
     The Goldman Sachs Group, Inc.

2.   Date of Purchase
      5/3/99

3.   Number of Securities Purchased
       134,200

4.   Dollar Amount of Purchase
       $7,112,600

5.   Price Per Unit
       $53.00

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
      Goldman, Sachs & Co.

7.   Other members of the Underwriting Syndicate:

     Goldman Sachs & Co.
     Bear, Sterns & Co., Inc.
     Credit Suisse First Boston
     Donaldson, Luftkin & Jenrette Securities
     Lehman Brothers, Inc.
     Merrill Lynch, Pierce, Fenner & Smith Inc.
     J.   P. Morgan Securities Inc.
     Morgan Stanley & Co., Inc.
     PaineWebber Incorporated
     Prudential Securities Incorporated
     Salomon Smith Barney Inc.
     Sanford C. Bernstein & Co.
     Schroder & Co.
     BT Alex, Brown Incorporated
     BancBoston Robertson Stephens Inc.
     CIBC World Markets Corp.
     Chase Securities Inc.
     A.G. Edwards & Sons, Inc.
     EVEREN Securities , Inc.
     Hambrecht & Quist LLC
     Edward D. Jones & Co., L.P.
     Lazard Freres & Co. LLC
     Muriel Siebert & Co., Inc.
     NationsBanc Montgomery Securities
     Nesbitt Burns Securities Inc.
     RBC Dominion Securities Corporation
     Scotia Capital Markets (USA) Inc.
     TD Securities (USA) Inc.
     Utendahl Capital Partners
     Wasserstein Perella Securities, Inc.
     William Blair & Company, LLC
     Advest, Inc.
     Robert W. Baird & Co. Inc.
     M.R. Beal & Company

     J.C. Bradford & Co.
     Dain Rauscher Wessels
     Gruntal & Co., LLC
     Keefe, Bruyette & Woods, Inc.
     Legg Mason Wood Walker, Inc.
     McDonald Investments Inc.
     Neuberger Berman, LLC
     Putnam, Lovell, de Guardiola & Thornton, Inc.
     Ramirez & Co., Inc.
     RONEY CAPITAL MARKETS
     Scott & Stringfellow, Inc.
     Stephens Inc.
     Stifel, Nicolaus & Company
     Sutro & Co.
     Tucker Anthony Cleary Gull
     U.S. Bancorp Piper Jaffray Inc.
     Wachovia Securities, Inc.
     Adams, Harkness & Hill, Inc.
     Apex Securities
     Arnhold and S. Bleichroeder, Inc.
     George K. Baum & Company
     Blaylock & Partners
     The Buckingham Research Group Incorporated
     Burnham Securities Inc.
     The Chapman Company
     Chatsworth Securities Inc.
     Conning & Company
     Crowell, Weedon & Co.
     D.A. Davidson & Co.
     Doft & Co., Inc.
     Doley Securities, Inc.
     Fahnestock & Co. Inc.
     Ferris, Baker Wats, Incorporated
     Fifth Third Securities, Inc.
     First Albany Corporation
     First Security Van Kasper
     First Southwest Company
     First Union Capital Markets Corp.
     Fox-Pitt, Kelton Inc.
     Friedman, Billings, Ramsey & Co., Inc.
     Gerard Klauer Mattison & Co., Inc.
     Graicap, Inc.
     Guzman & Company
     HCFP/Brenner Securities, LLC
     Hanifen, Imhoff Inc.
     J.J.B. Hilliard, W.L. Lyons, Inc.
     Hoak Breedlove Wesneski & Co.
     William R. Hough & Co.
     Howard,     Weil,    Labouisse,    Friedrichs
Incorporated
     Jackson Securities Incorporated
     Janney Montgomery Scott Inc.
     Jefferies & Company, Inc.
     Johnston, Lemon & Co. Incorporated
     C.L. King & Associates, Inc.
     Kirkpatrick, Pettis, Smith, Polian Inc.
     Ladenburg, Thalmann & Co. Inc.
     Laidlaw Global Securities, Inc.
     Lam Securities Investments, Inc.
     Loop Capital Markets, LLC
     Mesirow Financial, Inc.
     Morgan Keegan & Company, Inc.
     Needham & Company, Inc.
     Ormes Capital Markets, Inc.
     Parker/Hunter Incorporated
     Pennsylvania Merchant Group
     Petrie Parkman & Co., Inc.
     Pryor & Company, LLC
     Ragen MacKenzie Incorporated
     Raymond James & Associates, Inc.
     The Robinson-Humphrey Company, LLC
     SBK Brooks Investment Corp.
     Sanders Morris Mundy
     Sandler O'Neill & Partners, L.P.
     Sands Brothers & Co., Ltd.
     Seasongood & Mayer
     Simmons & Company International
     SWM Securities, Inc.
     SoundView Technology Group, Inc.
     Southwest Securities, Inc.
     Sterne, Agee & Leach, Inc.
     Sturdivant & Co., Inc.
     SunTrust Equitable Securities Corporation
     Sutter Securities Incorporated
     C.E. Unterberg, Towbin
     Volpe Brown Whelan & Company, LLC
     Walton Johnson & Company
     Wedbush Morgan Securities
     The Williams Capital Group, L.P.
     B.C. Ziegler and Company
     Ameritrade, Inc.
     DATEK ONLINE BROKERAGE SERVICES CORP.
     E*Offering Corp.
     GS-Online LLC
     Charles Schwab & Co., Inc.
     Wit Capital Corporation
















     T:\george\N-SAR\INVP-JEN\11-99\77O3.doc









For    the    fiscal    year    ended:     9/30/99
Series 1
File number: 811-7343

                    SUB-ITEM 77-0
                    EXHIBITS

Ib.

1.   Name of Issuer
     The Goldman Sachs Group, Inc.

2.   Date of Purchase
     5/3/99

3.   Number of Securities Purchased
     81,300

4.   Dollar Amount of Purchased
     $5,741,813

5.   Price Per Unit
     $70.625

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
     Morgan Stanley Dean Witter

7.   Other members of the Underwriting Syndicate:

     BT Alex. Brown Incorporated
     Morgan Stanley & Co. Incorporated
       Merrill  Lynch,  Pierce,  Fenner  &   Smith
Incorporated
     Salomon Smith Barney Inc.
     Credit Suisse First Boston Corporation
     Goldman, Sachs & Co.
     Lehman Brothers Inc.
     Schroder & Co. Inc.
     Banc of America Securities LLC
     BancBoston Robertson Stephens
       Donaldson,  Lufkin  &  Jenrette  Securities
Corporation
     First Union Capital Markets Corp.
     ING Baring Furman Selz LLC
     PaineWebber Incorporated
     Prudential Securities Incorporated
     Thomas Weisel Partners LLC


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